Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-221965) and Form S-8 (No. 333-164292, No. 333-174356 and No. 333-213832) of CIT Group Inc. of our report dated February 23, 2018, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 23, 2018